Exhibit 99.1
Breakdown of Average Sales Price
No. of Shares                Price
5000                        47.95
1000                        48.1794
3200                        48.12
14,400                        48.10
1500                        48.3476
4000                        48.252
1500                        48.26
3000                        48.25
800                        48.31
1350                        48.11
400                        48.1142
750                        48.1399